                                                                     Exhibit 1.1


                                    Dated ____________,


                         KREDITANSTALT FUR WIEDERAUFBAU


                                     - and -


                                  ___________


                                     - and -


                                  ___________



                                     - and -


                         the other MANAGERS named herein




                     --------------------------------------

                             SUBSCRIPTION AGREEMENT

                                     U.S.$ _______

                              __% Global Notes due _______
                     --------------------------------------




                                HENGELER MUELLER
                                Frankfurt am Main

                                                      Subscription Agreement KfW

SUBSCRIPTION AGREEMENT dated __________, 2003

between

(1) KREDITANSTALT FUR WIEDERAUFBAU, an institution organized under public law of the Federal Republic of Germany (the "Issuer"), and

(2)      ____________,
         ____________,

         (each a "Lead Manager" and together the "Lead Managers"), and

(3)      ____________,
         ____________,
         ____________,
         ____________,
         (together with the Lead Managers, the "Managers").

The parties hereby record the arrangements between them in respect of an issue of U.S.$_____ __% Global Notes due ________ of the Issuer (the "Notes").

Section 1 Agreement to Issue; the Notes: the Agreements

(1) The Issuer agrees to issue the Notes on ________, 2003 (the "Closing Date").

(2) The terms and conditions applicable to the Notes are set forth in the Terms and Conditions of the Notes (the "Conditions") attached hereto as Schedule 1.

(3) The Notes will be issued in the denomination of U.S.$ 1,000 each and will be represented by one or more permanent global certificates without interest coupons (the "Global Certificates"). The Global Certificates will be kept in custody by Deutsche Bank Trust Company Americas, a New York banking corporation ("DBTCA"), or any successor, as custodian for The Depository Trust Company, New York ("DTC"). The Global Certificates will be in registered form in the name of Cede & Co., as nominee of DTC, recorded in a register (the "Register") kept by the Registrar (subsection (4)), and will represent the Notes maintained in custody for financial institutions that are participants in DTC. Euroclear Bank S.A./N.V., as operator of the Euroclear System and Clearstream Banking, societe anonyme, Luxembourg, as participants in DTC, will hold interests in the Global Certificates on behalf of their respective participants through their respective depositaries, which in turn will hold such interests as participants in DTC. The Global Certificates will be substantially in the form set out in Schedule 2.

(4) Concurrently with the signing of this Agreement, the Issuer is entering into the supplemental registrar and paying agency agreement dated __________, 2003 (the "Supplementary

                                                      Subscription Agreement KfW

Agency Agreement") with Deutsche Bank Aktiengesellschaft, as registrar for the Issuer (the "Registrar") and as paying agent for the Issuer (the "Paying Agent").

This Agreement and the Supplementary Agency Agreement are together referred to herein as the "Agreements".

Section 2 Purchase

Each of the Managers agrees, severally and not jointly, to purchase the Notes in such principal amounts as are set forth in Schedule 3 on __________, 2003 at the issue price of o% of the principal amount of the Notes (the "Issue Price").

Section 3 Disclosure

The Issuer confirms:

(a) (i) that it has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (number ___), including a prospectus dated _________, 200[2], and relating to certain of its debt securities (including the Notes) and to certain debt securities of KfW International Finance Inc. and the offering thereof from time to time on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act; (ii) that such registration statement has been declared effective by the Commission; and (iii) that a prospectus supplement dated ___________, 200_ reflecting the terms of the Notes, the terms of the offering thereof and the other matters set forth therein has been filed pursuant to Rule 424 under the Securities Act. Such prospectus supplement, in the form dated _________, 200_ and filed on _________, 200_ pursuant to Rule 424, is herein referred to as the "Prospectus Supplement". Such registration statement, as amended at the date hereof, including the exhibits thereto, is herein referred to as the "Registration Statement", and the prospectus dated _________, 200[2] included therein relating to offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein referred to as the "Prospectus", except that, if such prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the prospectus as so amended or supplemented by the Prospectus Supplement.

(b) that it has caused an application to be made to list the Notes on the Luxembourg Stock Exchange (the "Stock Exchange") and that the Prospectus will serve as listing prospectus for the listing of the Notes on the Stock Exchange.

The Registration Statement and the Prospectus are together referred to as the "Disclosure Documents".

                                                      Subscription Agreement KfW

The Issuer hereby authorises the Managers to distribute copies of the Registration Statement and the Prospectus in connection with the offering and sale of the Notes.

The Issuer and each of the Managers agree that they will comply with the requirements of the Securities Act in connection with the offering of the Notes and the distribution of the Prospectus within the United States of America (the "United States").

Section 4 Stabilisation

(1) In connection with the offering of the Notes, ________ or its affiliates may over-allot or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on _________ or its affiliates to do this. Such stabilising, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. In doing so, _________ or its affiliates shall act as principal and not as agent of the Issuer. The Issuer shall not in any event be obligated to issue more than U.S.$ _________ in principal amount of the Notes.

(2) As between the Issuer and the Lead Managers, any loss resulting from stabilisation shall be borne, and any profit arising therefrom shall be retained, by the Lead Managers.

Section 5 Distribution in the United States

(1) Because it is expected that a portion of the Notes will be distributed in the United States, the Issuer and the Managers agree on the additional terms set out in Schedule 4.

(2) As specified in Section 4 of Schedule 4, each Manager agrees to notify Simpson Thacher & Bartlett, as counsel to the Managers, of the U.S. Sales Amount applicable to it seven calendar days after the Closing Date. The Managers agree to cause Simpson Thacher & Bartlett to promptly thereafter report the aggregate U.S. Sales Amounts applicable to the Managers to Sullivan & Cromwell, as counsel for the Issuer. For purposes of the foregoing, the U.S. Sales Amount applicable to a Manager shall mean the total aggregate principal amount of Notes initially sold in the United States by such Manager as part of its initial allotment.

Section 6 Selling Restrictions: Representations and Information by Managers

(1) Each Manager agrees with the Issuer to be bound by the terms and provisions set out in Schedule 5.

(2) Each Manager agrees with the Issuer that, in connection with the issue, offering and distribution of the Notes:

                                                      Subscription Agreement KfW

(a)      in the United States:

         it will comply with the requirements of the Securities Act;

(b)      outside the United States:

         (i) it will not make, and warrants that it has not made, any representation regarding the Issuer or the Notes other than
                  (x) as contained in any of the Agreements and the Disclosure Documents, or which is fairly derived and is consistent with, those contained in any of the Agreements and the Disclosure Documents, or (y) as is approved or provided by the Issuer for the purpose of the issue, offering and distribution of the Notes; and

         (ii) it will not provide, and warrants that it has not provided, any information regarding the Issuer or the Notes other than
                  (x) that which is contained in or is fairly derived from and is consistent with, any of the Agreements and the Disclosure Documents, or (y) information already in the public domain.

(3) Each Manager agrees to indemnify the Issuer and each other Manager and their respective directors, officers and employees, and any affiliate of the Issuer or such Manager, against any loss, liability, cost, expense, claim or action (including all reasonable costs, charges or expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of, in relation to or in connection with, any failure by it to observe the terms and provisions set out in Schedule 5 ( to the extent that any such failure relates to the issue, offering and distribution of the Notes outside the United States) and in subsection (2)(b).

(4) The obligations of the Managers under Section 6(1) to (3) and Schedule 5 are several.

Section 7 Listing

(1) The Issuer agrees with the Managers (a) that the Notes are to be listed on the Stock Exchange, (b) that it will obtain such listing and (c) that it will use its reasonable endeavours to maintain such listing until none of the Notes is outstanding or until such time as payment in respect of principal and interest in respect of the Notes has been duly provided for, whichever is earlier.

(2) If the Issuer shall at any time determine that it can no longer reasonably comply with the requirements for the listing of the Notes on the Stock Exchange, or if maintenance of such listing on the Stock Exchange becomes unduly onerous, it shall be obliged to use its reasonable endeavours to obtain and thereafter to maintain a listing of the Notes on such other major stock exchange as it may (with the approval of each of the Managers) decide.

                                                      Subscription Agreement KfW

Section 8 Representations and Warranties

(1) The Issuer represents and warrants to the Managers as of the date hereof, and, in respect of sub-paragraph (i), also as of the Closing Date that:

(a) the Issuer exists as an institution organized under public law of the Federal Republic of Germany with full power and authority to own its assets and conduct its business as described in the Disclosure Documents;

(b) the Agreements constitute valid and legally binding obligations of the Issuer;

(c) the Notes, when duly issued, authenticated and delivered in accordance with the provisions of the Agreements, will constitute valid and legally binding obligations of the Issuer, and the Notes will benefit from the Anstaltslast of the Federal Republic of Germany as well as from the statutory guarantee of the Federal Republic of Germany pursuant to Section 1a of the Law concerning Kreditanstalt fur Wiederaufbau (Gesetz uber die Kreditanstalt fur Wiederaufbau (the "KfW Law"));

(d) no action or thing is required to be taken, fulfilled or done (including the obtaining of any consent or license or the making of any filing or registration) for the issue of the Notes, the carrying out by the Issuer of the other transactions contemplated by the Agreements or the compliance by the Issuer with the terms of the Notes and the Agreements, except for those which have been, or will prior to the Closing Date be, obtained and are, or will on the Closing Date be, in full force and effect;

(e) the execution and delivery of the Agreements, the issue of the Notes, the carrying out by the Issuer of the other transactions contemplated by the Agreements and compliance with their terms do not and will not conflict with or infringe the KfW Law, the Charter of the Issuer or any of its other obligations or any rule of law to which it is subject;

(f)      the Issuer qualifies as a frequent issuer (Daueremittent) pursuant to
         Section 3 No. 2 of the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) and, therefore, the preparation of a sales prospectus is not required;

(g) the Registration Statement and the Prospectus comply in all respects with all applicable legal requirements, the statements contained in the Registration Statement and the Prospectus are in every material respect accurate and not misleading, there are no other facts the omission of which would make any statement in the Registration Statement and the Prospectus misleading in any material respect, and all reasonable enquiries have been made by the Issuer to ascertain such facts and to verify the accuracy of all such information and statements;

                                                      Subscription Agreement KfW

(h) the financial statements of the Issuer that are contained in the Registration Statement and the Prospectus are prepared in accordance with accounting principles generally accepted in, and pursuant to the relevant laws of, the Federal Republic of Germany consistently applied and present fairly the financial position of the Issuer as at the dates, and the results of operations of the Issuer for the periods, in respect of which they have been prepared and since the date of the last audited financial statements of the Issuer referred to in the Registration Statement and the Prospectus there has been no change (nor any development or event reasonably likely to involve a prospective change) which is materially adverse to the condition (financial or other), or to the earnings, business or operations, of the Issuer;

(i) there are no pending proceedings against or affecting the Issuer which, if determined adversely to the Issuer would adversely affect the ability of the Issuer to perform its obligations under the Agreements or the Notes or which are otherwise material in the context of the issue of the Notes and no such proceedings have been pending during the past two years or, to the best of the Issuer's knowledge, are threatened or contemplated;

(j) the Issuer has not engaged, and will not engage, in any jurisdiction in any activity with respect to the issue and offering of the Notes that is not permitted by the laws of such jurisdiction; and

(k) the Issuer has been informed of the existence of the FSA stabilising guidance contained in section MAR 2 Annex 2G of the FSA Handbook.

(2) The Issuer agrees to indemnify each Manager and its directors, officers and employees, and any affiliate of such Manager, against any loss, liability, cost, expense, claim or action (including all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing), which such Manager or such aforementioned persons may incur or which may be made against it arising out of, in relation to or in connection with, any inaccuracy or alleged inaccuracy of any of the representations and warranties contained in subsection
(1) or in connection with any untrue statement or alleged untrue statement contained in any Disclosure Document or any omission or alleged omission to state therein a material fact to make the statements therein not misleading, except insofar as such losses, liabilities, costs, expenses, claims or actions are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Manager furnished to the Issuer in writing by such Manager expressly for use therein.

Section 9 Agreements of the Issuer

(1) The Issuer shall bear and pay all stamp and other taxes and duties (including interest and penalties) payable pursuant to the laws applicable in the Federal Republic

                                                      Subscription Agreement KfW
of Germany on or in connection with the issue and purchase by the Managers of the Notes or the execution or delivery of the Agreements.

(2) The Issuer shall forthwith notify the Lead Managers, on behalf of the Managers, if, at any time prior to payment of the net subscription amount (as set out in Section 11) to the Issuer, anything occurs which renders or may render untrue or incorrect in any respect any of the representations and warranties given by it.

(3) If at any time prior to the Closing Date any event shall occur as a result of which, in the judgement of the Issuer, it is necessary to amend or supplement any Disclosure Document in order to make the statements therein, in the light of the circumstances when any Disclosure Document is delivered, not misleading, the Issuer shall forthwith prepare and furnish, at its own expense, to the Lead Managers, on behalf of the Managers, either amendments to the Disclosure Documents or supplemental information so that the statements in the Disclosure Documents as so amended or supplemented will, in the light of the circumstances when the Disclosure Documents are delivered, be accurate and not misleading.

Section 10 Closing Conditions

(1) The Managers shall be obliged to pay for, and take delivery of the Notes only (A) if: (i) as of the Closing Date, the representations, warranties and agreements of the Issuer herein contained are true and correct in all material respects and have been duly complied with (to the extent that such compliance is due on or before the Closing Date), (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and all timely and reasonable requests for additional information shall have been complied with to the satisfaction of the Lead Managers, and (B) subject to:

(a) receipt by _____, on behalf of the Managers, on the Closing Date of a certificate of the Issuer dated the Closing Date and signed on behalf of the Issuer certifying that as of the Closing Date, the representations and warranties contained in Section 8(1) and in
         Schedule 4 are true and correct as if made on the Closing Date and that the Issuer has complied with all agreements herein contained (to the extent that such compliance is due on or before the Closing Date);

(b) receipt by _____, on behalf of the Managers, on the Closing Date of legal opinions dated the Closing Date, in the form agreed with the Lead Managers, from:

         (i) the Legal Department of the Issuer as to the laws of the Federal Republic of Germany;

         (ii) Sullivan & Cromwell, legal advisers to the Issuer in the United States;

         (iii) Simpson Thacher & Bartlett, legal advisers to the Managers in the United States; and

                                                      Subscription Agreement KfW

         (iv) Hengeler Mueller, legal advisers to the Managers in the Federal Republic of Germany;

(c) receipt by _____, on behalf of the Managers, on the Closing Date of a letter dated the Closing Date of Sullivan & Cromwell to the effect that such counsel has participated in the preparation of the Registration Statement and the Prospectus and that no fact has come to the attention of such counsel which would lead them to believe (i) that the Registration Statement and the Prospectus (except for the financial statements and other financial or statistical data included therein or which should have been included therein, as to which such counsel need express no belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus as amended or supplemented, if applicable (except for the financial statements and other financial or statistical data included therein or which should have been included therein, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d) receipt by the Registrar on or prior to the date hereof of the Global Certificates duly executed on behalf of the Issuer for authentication and delivery on the Closing Date of the Global Certificates to DBTCA, as custodian for DTC, against payment of the net subscription amount for the Notes pursuant to Section 11;

(e) receipt by _____, on behalf of the Managers, not later than one business day in Frankfurt before the Closing Date of the documents listed in Schedule 6;

(f) receipt by _____, on behalf of the Managers, on the date of this Agreement and the Closing Date of letters, in the form agreed with the Lead Managers, dated the date of this Agreement and the Closing Date respectively, from PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprufungs-gesellschaft, auditors of the Issuer; and

(g) receipt by _____, on behalf of the Managers, of a copy of the Supplementary Agency Agreement as executed, delivered and exchanged by the respective parties thereto.

(2) The Managers may, at their discretion and upon terms as they deem appropriate, waive compliance with the whole or any part of subsection (1).

Section 11 Delivery and Payment

Not later than 10:00 a.m. (New York time) on the Closing Date, _____ on behalf and for account of the Managers shall pay, or cause payment of, the net subscription amount of

                                                      Subscription Agreement KfW

U.S.$_____ (being the Issue Price pursuant to Section 2, less the commissions pursuant to Section 12(1)) in immediately available funds to such account as the Issuer may specify to the Lead Managers not later than three days before the Closing Date, such payment to be made against delivery of the Global Certificates representing the Notes duly authenticated on behalf of the Registrar.

Section 12 Commissions and Expenses

(1) The Issuer agrees to pay to the Managers on the Closing Date total commissions of __% of the principal amount of the Notes in consideration of the obligations of the Managers to purchase the Notes. Such payment will be made by means of deduction by the Managers from the Issue Price.

(2) In addition to the commissions payable pursuant to subsection (1), the Issuer agrees to bear (except as may be separately agreed with the Managers) (a) all costs and expenses (including value added tax thereon, if any) in connection with (i) the preparation, printing and publication (where required) of the Disclosure Documents, (ii) the preparation and printing of the Agreements and all other documents relating to the issue, subscription and offering of the Notes, (iii) the printing and delivery of the Global Certificates, (iv) the obtaining and maintaining of the listing of the Notes on the Stock Exchange, (v) the services of the legal advisers to the Managers in the Federal Republic of Germany and the United States and of its own legal advisers and accountants in connection with the issue and subscription of the Notes, and (vi) all advertising in relation to the issue and offering of the Notes on which the Issuer and the Lead Managers may agree, and (b) the fees and expenses (including value added tax thereon) of the Registrar and the Paying Agent in connection with the preparation and signing of the Agreements, the issue of the Notes and the performance of their respective duties under the Supplementary Agency Agreement.

Section 13 Termination

The Lead Managers, on behalf of the Managers, may (after consultation with the Issuer) by notice to the Issuer, terminate this Agreement at any time prior to payment of the net subscription monies to the Issuer if, in the opinion of the Lead Managers, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in their view be likely to prejudice materially the success of the offering and distribution of the Notes or dealing in the Notes in the secondary market. Upon such notice being given, the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement and shall have no further liability hereunder except for any liability arising before or in relation to such termination; provided, that the Issuer shall remain liable under Section 12 for the costs and expenses of the Managers theretofore incurred or incurred in consequence of the termination.

                                                      Subscription Agreement KfW

Section 14 Communications

(1) Any document or information furnished or supplied in accordance with this Agreement shall, if not otherwise provided for herein, either be in the German or English language.

(2) All communications given hereunder shall be given by letter or telefax and shall become effective upon receipt.

(3) Subject to written notice of change of address, all communications hereunder shall be given to the following addresses:

(a)      If to the Issuer:

         Kreditanstalt fur Wiederaufbau
         Palmengartenstrasse 5-9
         60325 Frankfurt am Main

         Telefax:           0049 (69) 7431 4324
         Attention:         Bereich FM

(b)      If to the Managers:

         [Insert name and address]

         Telefax: ________________________
         Attention: ______________________

         [Insert name and address]

         Telefax: ________________________
         Attention: ______________________

         [Insert name and address]

         Telefax: ________________________
         Attention: ______________________


Section 15 The Schedules; Severability

(1) Schedules 1 to 6 form part of this Agreement.

(2) Should any provision of this Agreement be or become invalid in whole or in part, the other provisions of this Agreement shall remain in force. Any invalid provision

                                                      Subscription Agreement KfW
shall be replaced by a valid provision which accomplishes as far as legally possible the economic effects of the invalid provision.

Section 16 Governing Law; Place of Performance; Remedies Cumulative

(1) This Agreement shall in all respects be governed by and construed in accordance with German law.

(2) Place of performance for the obligations of all parties hereto shall be Frankfurt am Main.

(3) The remedies provided herein shall be cumulative to any remedies provided by general provisions of German law.

Section 17 Place of Jurisdiction

Any action or other legal proceedings arising out of or in connection with this Agreement shall be brought exclusively in the District Court (Landgericht) in Frankfurt am Main.

Section 18 Counterparts

This Agreement is executed in _____ counterparts in the English language. With respect to Schedules 1 and 2 the [English] [German] language version shall be binding. The [German] [English] translations of such Schedules are for convenience only. One executed counterpart each is issued to the Issuer and to each of the Managers. Each executed counterpart shall be an original.

This Agreement has been entered into on the date stated at the beginning.


KREDITANSTALT FUR WIEDERAUFBAU


---------------------------------------


[NAME OF LEAD MANAGERS]


---------------------------------------


---------------------------------------

                                                      Subscription Agreement KfW

---------------------------------------


[NAME OF MANAGERS]

_______________________________________
_______________________________________
_______________________________________
_______________________________________

---------------------------------------
By Powers of Attorney

                                                      Subscription Agreement KfW


                                  Schedule 1.1

                        TERMS AND CONDITIONS OF THE NOTES


                                    Section 1
                               General Provisions

(1) Principal Amount and Denomination. The issue of the ___% Global Notes due ____________ of Kreditanstalt fur Wiederaufbau, Frankfurt am Main, Federal Republic of Germany (the "Issuer") in the aggregate principal amount of

                               U.S.$____________

is divided into ____________ notes in the principal amount of U.S.$ 1,000 each which rank pari passu among themselves (the "Notes").

(2) Global Certificate. Form. The Notes are represented by one or more permanent global certificates without interest coupons (the "Global Certificates"). The Global Certificates are kept in custody by Deutsche Bank Trust Company Americas, or any successor, as custodian for The Depository Trust Company, New York ("DTC"). The Global Certificates are in registered form in the name of Cede & Co., as nominee of DTC, recorded in a register (the "Register") and kept by the Registrar (Section 8). Each Global Certificate is manually signed by two authorized representatives of the Issuer and manually authenticated by or on behalf of the Registrar. Copies of the Global Certificates are available free of charge at the Paying Agent (Section 8).

(3) Transfer. Transfers of Notes shall require appropriate entries in securities accounts.

                                    Section 2
                                     Status

The Notes constitute unsecured and unsubordinated obligations of the Issuer and rank pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer, but subject to any applicable mandatory statutory exceptions.

                                    Section 3
                                    Interest

(1) Interest Rate and Due Dates. The Notes bear interest at the rate of ___% per annum as from ____________, 200_. The Notes shall cease to bear interest upon the end of the day preceding the day on which they become due for redemption. Interest shall be payable semi-annually in arrears on ____________ and ____________ of each year, commencing on ____________. [IF THE FIRST

                                                      Subscription Agreement KfW




INTEREST PERIOD IS LONG OR SHORT, ADD: The first interest payment date will be ____________, 200_ for the period commencing on ____________, 200_ (inclusive)
and ending on ____________, 200_ (exclusive). The interest amount for this period shall total U.S.$____________ for the aggregate principal amount of U.S.$____________.]

(2) Late Payment. Should the Issuer fail to redeem the Notes on the due date therefor, interest on the Notes shall, subject to the provisions of Section 5(3), continue to accrue beyond the due date until actual redemption of the Notes at the default rate of interest established by law.

(3) Accrued Interest. If it is necessary to compute interest for a period of other than a full year, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                    Section 4
                    Maturity, [Early Redemption,] Repurchase

(1) The Notes shall be redeemed at par on ____________, 200_. Subject to the provisions of [subsection (2) and] Section 7, neither the Issuer nor any holder of a Note (each a "Holder") shall be entitled to redeem the Notes prior to their stated maturity.

[(2) The Notes may be redeemed, as a whole but not in part, on ____________ at the option of the Issuer upon not less than __ New York Business Days (Section 5(3)) prior written notice given in accordance with Section 10, at a redemption price equal to ___% of the principal amount of the Notes, together with interest accrued to, but excluding, ____________.]

(__) The Issuer may at any time purchase and resell Notes in the open market or otherwise.

                                    Section 5
                                    Payments

(1) Payments. (a) Payments of principal of, and interest on, the Notes shall be made in United States dollars on the relevant payment date (subsection (4)) to, or to the order of, the person registered at the close of business on the relevant Record Date (subsection (2)) in the Register kept by the Registrar. Payments of principal shall be made upon surrender of the Global Certificates to the Paying Agent (Section 8).

(b) All payments made by the Issuer to, or to the order of, the person registered at the close of business on the relevant Record Date in the Register kept by the Registrar, shall discharge the liability of the Issuer under the Notes to the extent of the sums so paid.

                                                      Subscription Agreement KfW



(2) Record Date. The record date (the "Record Date") for purposes of transfer restrictions (Section 1(3)) and payments (subsection (1)) of principal and interest shall be, in respect of each such payment, the tenth New York Business Day preceding the relevant payment date.

(3) New York Business Day. If any date for payment of principal or interest to the registered holder of the Global Certificate(s) is not a New York Business Day, such payment will not be made until the next day which is a New York Business Day, and no further interest shall be paid in respect of the delay in such payment. "New York Business Day" means any day on which banking institutions in New York City are not obliged and not authorised to close.

(4) Payment Date and Due Date. For the purposes of these Terms and Conditions "payment date" means the day on which the payment is actually to be made, where applicable as adjusted in accordance with subsection (3), and "due date" means the payment date provided for herein, without taking account of any such adjustment.

                                    Section 6
                                    Taxation

All payments by the Issuer in respect of the Notes shall be made without deduction or withholding of taxes or other duties, unless such deduction or withholding is required by law. In the event of such deduction or withholding, the Issuer shall not be required to pay any additional amounts in respect of the Notes.

                                    Section 7
                             Termination for Default

Any Holder may, at his option, declare Notes held by him due and demand repayment thereof at their principal amount plus interest accrued to the date of repayment if the Issuer shall fail to pay any amount payable hereunder within 30 days from the relevant due date. The right to declare Notes due shall cease if the Holder has received the relevant payment before the Holder has exercised such right. Any notice declaring Notes due shall be made by means of a written notice to be delivered by hand or registered mail to the Issuer together with proof that such Holder at the time of such notice is a holder of the relevant Notes by means of a certificate of the Holder's Custodian pursuant to Section 11(3)(a).

                                    Section 8
                                   The Agents

(1) Initial Agents and Specified Offices. The initial Paying Agent and Registrar (together the "Agents") and their initial offices through which they act (the "Specified Offices") are set forth at the end of these Terms and Conditions.

                                                      Subscription Agreement KfW


(2) Change of Agents and their Specified Offices. The Issuer reserves the right at any time to vary or terminate the appointment of the Paying Agent or Registrar or approve any change in the office through which they act, provided that there shall at all times be a Registrar and Paying Agent, and provided further that so long as the Notes are listed on any stock exchange(s) (and the rules of such stock exchange(s) so require), the Issuer shall maintain a Paying Agent with a Specified Office in the city in which such stock exchange(s) is
(are) located. The Issuer shall give notice of any change in the Agents or their Specified Offices by publication in accordance with Section 10.

(3) No Legal Relationship. The Agents in such capacity are acting exclusively as agents of the Issuer and do not have any legal relationship of whatever nature with the Holders and are not in any event accountable to any Holder.

                                    Section 9
                                 Further Issues

The Issuer reserves the right, from time to time without the consent of the Holders, to issue additional notes, on terms identical in all respects to those set forth herein (except as to the date from which interest shall accrue), so that such additional notes shall be consolidated with, form a single issue with and increase the aggregate principal amount of, the Notes. The term "Notes" shall, in the event of such increase, also include such additionally issued notes.

                                   Section 10
                                     Notices

All notices regarding the Notes shall be published in the following journals:
(a) so long as the Notes are listed on the Luxembourg Stock Exchange (and the rules of such Stock Exchange so require) in a leading daily newspaper in Luxembourg (expected to be the Luxemburger Wort); (b) a leading daily newspaper of general circulation in the Federal Republic of Germany; and (c) a leading daily newspaper printed in the English language and of general circulation in New York City (expected to be the Wall Street Journal). Any notice will become effective for all purposes on the third day following the date of its publication, or, if published more than once or on different dates, on the third day following the first date of any such publication.

                                   Section 11
               Governing Law, Jurisdiction, Enforcement, Language

(1) Governing Law. The Notes, both as to form and content, as well as the rights and duties of the Holders and the Issuer shall be governed by and shall be construed in accordance with the laws of the Federal Republic of Germany. Transfers and pledges of

                                                      Subscription Agreement KfW



Notes executed between DTC participants and between DTC and DTC participants shall be governed by the laws of the State of New York.

(2) Jurisdiction. Any action or other legal proceedings arising out of or in connection with the Notes may exclusively be brought in the District Court (Landgericht) in Frankfurt am Main.

(3) Enforcement. Any Holder may in any proceedings against the Issuer or to which the Holder and the Issuer are parties protect and enforce in its own name its rights arising under its Notes on the basis of (a) a certificate issued by its Custodian (i) stating the full name and address of the Holder, (ii) specifying an aggregate principal amount of Notes credited on the date of such statement to such Holder's securities account maintained with such Custodian and
(iii) confirming that the Custodian has given a written notice to DTC and the Registrar containing the information pursuant to (i) and (ii) and bearing acknowledgements of DTC and the relevant DTC participant and (b) copies of the Global Certificates certified as being true copies by a duly authorised officer of DTC or the Registrar. For purposes of the foregoing, "Custodian" means any bank or other financial institution of recognised standing authorised to engage in securities custody business with which the Holder maintains a securities account in respect of any Notes and includes DTC and any other clearing system which participates in DTC.

(4) Language. These Terms and Conditions are written in the [English] [German] language and provided with a[n] [German] [English] language translation. The [English] [German] text shall be controlling and binding. The [German] [English] language translation is provided for convenience only.


                           REGISTRAR AND PAYING AGENT

                      Deutsche Bank Trust Company Americas
                   c/o Deutsche Bank Services New Jersey, Inc.
                           100 Plaza One MSJCY/03-0603
                              Jersey City, NJ 07311

                                                      Subscription Agreement KfW


                                  Schedule 1.2

                               ANLEIHEBEDINGUNGEN

                                   Section 1
                             Allgemeine Bestimmungen

(1) Nennbetrag und Stuckelung. Die _ % Globalanleihe fallig 200_ der Kreditanstalt fur Wiederaufbau, Frankfurt am Main, Bundesrepublik Deutschland (die "Emittentin") im Gesamtnennbetrag von

                                    U.S.D. _

ist in o untereinander gleichberechtigte Teilschuldverschreibungen im Nennbetrag von je U.S.D. 1.000 (die "Schuldverschreibungen") eingeteilt.

(2) Globalurkunde. Form. Die Schuldverschreibungen werden durch eine oder mehrere Dauerglobalurkunden ohne Zinsscheine verbrieft (die "Globalurkunden"). Die Globalurkunden werden von der Deutsche Bank Trust Company Americas ("DBTCA") oder einem etwaigen Rechtsnachfolger als Verwahrer fur The Depository Trust Company, New York ("DTC") verwahrt. Die Globalurkunden sind als Namenspapiere auf den Namen von Cede & Co. als dem Beauftragten von DTC ausgestellt und in ein Register (das "Register") eingetragen, welches von der Registerstelle gefuhrt wird. Die Globalurkunden tragen jeweils die eigenhandigen Unterschriften zweier ordnungsgemass bevollmachtigter Vertreter der Emittentin und sind jeweils von der Registerstelle oder in deren Namen mit einer handschriftlichen Kontrollunterschrift versehen. Kopien der Globalurkunden sind bei der Zahlstelle (section 8) kostenlos erhaltlich.

(3) Ubertragung. Ubertragungen von Schuldverschreibungen setzen entsprechende Depotbuchungen voraus.

                                   Section 2
                                     Status

Die Schuldverschreibungen begrunden nicht besicherte und nicht nachrangige Verbindlichkeiten der Emittentin und stehen im gleichen Rang mit allen anderen gegenwartigen und zukunftigen nicht besicherten und nicht nachrangigen Verbindlichkeiten der Emittentin, soweit nicht zwingende gesetzliche Bestimmungen etwas anderes vorschreiben.

                                   Section 3
                                     Zinsen

(1) Zinssatz und Falligkeit. Die Schuldverschreibungen werden vom _ 200_ an mit jahrlich _ % verzinst. Die Verzinsung der Schuldverschreibungen endet mit dem Ablauf des Tages, der dem Tag vorangeht, an dem sie zur Ruckzahlung fallig werden. Die Zinsen sind halbjahrlich nachtraglich am _ und am _ eines jeden Jahres zur Zahlung fallig, beginnend am _. [IM FALLE EINES LANGEN ODER KURZEN KUPONS HINZUFUGEN:Der erste Zinszahlungstermin ist der _ 200_ fur den Zeitraum vom _ 200_ (einschliesslich) bis zum _ 200_ (ausschliesslich).] Der Zinsbetrag fur diesen Zeitraum belauft sich auf insgesamt U.S.D. _ fur den Gesamtnennbetrag der Schuldverschreibungen.

(2) Verzug. Sofern die Emittentin die Schuldverschreibungen nicht am Falligkeitstag zuruckzahlt, werden die Schuldverschreibungen, vorbehaltlich der Bestimmungen des section 5(3), vom Falligkeitstag bis zur tatsachlichen Ruckzahlung der Schuldverschreibungen zum gesetzlichen Verzugszinssatz verzinst.

(3) Stuckzinsen. Sind Zinsen auf einen Zeitraum zu berechnen, der nicht ein Jahr ist, so werden sie auf der Grundlage eines Jahres von 360 Tagen bestehend aus zwolf Monaten von je 30 Tagen ermittelt.

                                   Section 4
                 Falligkeit; [Vorzeitige Ruckzahlung]; Ruckkauf

(1) Die Schuldverschreibungen sind am _ 200_ zu ihrem Nennbetrag zuruckzuzahlen. Vorbehaltlich der Bestimmungen [von Absatz (2) und] des Section 7 ist weder die Emittentin noch ein Glaubiger der Schuldverschreibungen (jeweils ein "Anleiheglaubiger") berechtigt, die Schuldverschreibungen vor ihrer Falligkeit zur Ruckzahlung zu kundigen.

[(2) Die Schuldverschreibungen konnen am _ nach Wahl der Emittentin insgesamt, jedoch nicht teilweise, mit einer Vorankundigungsfrist von mindestens _ New Yorker Geschaftstagen (section 5(3)) durch Bekanntmachung gemass section 10 zum Ruckkaufpreis von _ % ihres Nennbetrages zusammen mit den Stuckzinsen bis zum _ (ausschliesslich) zur Ruckzahlung gekundigt werden.]

(_) Die Emittentin ist berechtigt, Schuldverschreibungen jederzeit im Markt oder anderweitig zu kaufen und wieder zu verkaufen.

                                   Section 5
                                   Zahlungen

(1) Zahlungen. (a) Zahlungen von Kapital und Zinsen auf die
Schuldverschreibungen erfolgen am jeweiligen Zahlungstag (Absatz (4)) in United States Dollars an die Person, die bei Geschaftsschluss am jeweiligen Stichtag (Absatz 2) in das von der Registerstelle gefuhrte Register eingetragen ist oder nach deren Order. Zahlungen von Kapital erfolgen gegen Einreichung der Globalurkunden bei der Zahlstelle (section 8).

(b) Zahlungen der Emittentin an die Person, die bei Geschaftsabschluss am jeweiligen Stichtag in das von der Registerstelle gefuhrte Register eingetragen ist, oder nach deren Order befreien die Emittentin in Hohe der geleisteten Zahlungen von ihren Verbindlichkeiten aus den Schuldverschreibungen.

(2) Stichtag. Der Stichtag (der "Stichtag") fur die Zwecke von Zahlungen (Absatz
(1)) von Kapital und Zinsen ist hinsichtlich jeder derartigen Zahlung der zehnte New Yorker Geschaftstag vor dem jeweiligen Falligkeitstag.

(3) New Yorker Geschaftstag. Ist ein Falligkeitstag fur die Zahlung von Kapital oder Zinsen nicht ein New Yorker Geschaftstag, so wird die betreffende Zahlung erst am nachsten Tag, der ein New Yorker Geschaftstag ist, geleistet, ohne dass wegen dieser Zahlungsverzogerung zusatzliche Zinsen gezahlt werden. Ein "New Yorker Geschaftstag" ist jeder Tag, an dem Banken in New York City nicht verpflichtet und nicht berechtigt sind, zu schliessen.

(4) Zahlungstag und Falligkeitstag. Im Sinne dieser Anleihebedingungen ist "Zahlungstag" der Tag, an dem, gegebenenfalls aufgrund einer Anpassung gemass Absatz (3), die Zahlung tatsachlich zu leisten ist, und "Falligkeitstag" der vorgesehene Zahlungstermin ohne Berucksichtigung einer solchen Anpassung.

                                   Section 6
                                    Steuern

Samtliche Zahlungen der Emittentin auf die Schuldverschreibungen sind ohne Abzug oder Einbehalt von Steuern oder sonstigen Abgaben zu leisten, es sei denn, die Emittentin ist rechtlich verpflichtet, solche Steuern oder Abgaben abzuziehen oder einzubehalten. Fallen derartige Abzuge oder Einbehalte an, so ist die Emittentin nicht verpflichtet, irgendwelche zusatzlichen Betrage auf die Schuldverschreibungen zu zahlen.

                                   Section 7
                        Kundigung durch Anleiheglaubiger

Jeder Anleiheglaubiger ist berechtigt, seine Schuldverschreibungen zur Ruckzahlung zum Nennbetrag zuzuglich bis zum Ruckzahlungstag aufgelaufener Zinsen zu kundigen, falls die Emittentin nach Massgabe dieser Anleihebedingungen zahlbare Betrage nicht innerhalb von 30 Tagen nach dem betreffenden Falligkeitstag zahlt. Das Kundigungsrecht erlischt, wenn der Anleiheglaubiger die betreffende Zahlung erhalten hat, bevor er das Kundigungsrecht ausgeubt hat. Die Kundigung zur Ruckzahlung hat in der Weise zu erfolgen, dass der Anleiheglaubiger der Emittentin eine schriftliche Kundigungserklarung ubergibt oder durch eingeschriebenen Brief ubermittelt und dabei durch eine Bescheinigung seiner Depotbank gemass section 11(3)(a) nachweist, dass er im Zeitpunkt der Kundigung Glaubiger der betreffenden Schuldverschreibungen ist.

                                   Section 8
                             Die Erfullungsgehilfen

(1) Anfangliche Erfullungsgehilfen und bezeichnete Geschaftsstellen. Die anfangliche Zahlstelle und die anfangliche Registerstelle (zusammen die "Erfullungsgehilfen") und ihre anfanglichen Geschaftsstellen, durch welche sie handeln (die "bezeichneten Geschaftsstellen"), sind am Ende dieser Anleihebedingungen aufgefuhrt.

(2) Anderung der Erfullungsgehilfen und ihrer bezeichneten Geschaftsstellen. Die Emittentin behalt sich das Recht vor, jederzeit die Bestellung der Zahlstelle oder der Registerstelle zu andern oder zu beenden oder einer Anderung der Geschaftsstelle, durch welche sie handeln, zuzustimmen, vorausgesetzt, dass stets eine Registerstelle und eine Zahlstelle vorhanden sein muss, und weiter vorausgesetzt, dass solange die Schuldverschreibungen an einer Borse oder Borsen zugelassen sind (und die Regeln dieser Borse(n) es erfordern), die Emittentin eine Zahlstelle mit bezeichneter Geschaftsstelle an dem Borsenort bzw. den Borsenorten zu unterhalten hat. Die Emittentin hat jede Anderung in der Person der Erfullungsgehilfen oder ihrer bezeichneten Geschaftsstellen durch Veroffentlichung gemass section 10 bekanntzumachen.

(3) Keine Rechtsbeziehungen. Die Erfullungsgehilfen handeln als solche ausschliesslich als Erfullungsgehilfen der Emittentin und haben keinerlei rechtliche Beziehung welcher Art auch immer mit den Anleiheglaubigern und sind den Anleiheglaubigern gegenuber in keinem Fall verantwortlich.

                                   Section 9
                    Begebung weiterer Schuldverschreibungen

Die Emittentin behalt sich vor, von Zeit zu Zeit ohne Zustimmung der Anleiheglaubiger weitere Schuldverschreibungen mit gleicher Ausstattung (gegebenenfalls mit Ausnahme des Tages des Verzinsungsbeginns) in der Weise zu begeben, dass sie mit den Schuldverschreibungen zusammengefasst werden, eine einheitliche Emission mit ihnen bilden und ihren Gesamtnennbetrag erhohen. Der Begriff "Schuldverschreibungen" umfasst im Fall einer solchen Erhohung auch solche zusatzlich begebenen Schuldverschreibungen.

                                   Section 10
                                Bekanntmachungen

Alle Bekanntmachungen, die die Schuldverschreibungen betreffen, werden in folgenden Zeitungen veroffentlicht: (a) solange wie die Schuldverschreibungen an der Luxemburger Wertpapierborse gelistet sind (und die Regeln dieser Borse das verlangen) in einer fuhrenden Tageszeitung in Luxemburg (voraussichtlich das Luxemburger Wort); (b) einer fuhrenden Tageszeitung mit allgemeiner Verbreitung in der Bundesrepublik Deutschland; und (c) in einer in englischer Sprache erscheinenden und in New York allgemein verbreiteten fuhrenden

Tageszeitung (voraussichtlich das Wall Street Journal). Samtliche
Bekanntmachungen werden wirksam am dritten Tag, der auf die Veroffentlichung folgt oder, sofern die Veroffentlichung mehr als einmal oder an verschiedenen Tagen erfolgt, am dritten Tag, der auf die erste Veroffentlichung folgt.

                                   Section 11
                        Anwendbares Recht; Gerichtsstand;
                     Geltendmachung von Anspruchen; Sprache

(1) Anwendbares Recht. Form und Inhalt der Schuldverschreibungen, die Rechte und Pflichten der Anleiheglaubiger und der Emittentin bestimmen sich in jeder Hinsicht nach deutschem Recht. Ubertragungen und Verpfandungen von bei DTC verwahrten Schuldverschreibungen, die zwischen DTC-Teilnehmern und zwischen der DTC und DTC-Teilnehmern durchgefuhrt werden, unterliegen dem Recht des Staates New York.

(2) Gerichtsstand. Zustandig fur alle Klagen oder sonstigen Verfahren aus oder im Zusammenhang mit den Schuldverschreibungen ist ausschliesslich das Landgericht in Frankfurt am Main.

(3) Geltendmachung von Anspruchen. Jeder Anleiheglaubiger kann in Rechtsstreitigkeiten gegen die Emittentin oder in Rechtsstreitigkeiten, an denen der Anleiheglaubiger und die Emittentin beteiligt sind, im eigenen Namen seine Rechte aus den ihm zustehenden Schuldverschreibungen unter Vorlage folgender Unterlagen wahrnehmen und durchsetzen: (a) einer Bescheinigung seiner Depotbank, die (i) den vollen Namen und die volle Anschrift des Anleiheglaubigers bezeichnet, (ii) einen Gesamtnennbetrag von Schuldverschreibungen angibt, die am Ausstellungstag dieser Bescheinigung dem bei dieser Depotbank bestehenden Depot des Anleiheglaubigers gutgeschrieben sind, und (iii) bestatigt, dass die Depotbank der DTC sowie der Registerstelle eine schriftliche Mitteilung gemacht hat, die die Angaben gemass (i) und (ii) enthalt, und Bestatigungsvermerke der DTC sowie des betroffenen DTC-Teilnehmers tragt, sowie (b) von einem Vertretungsberechtigten der DTC oder der Registerstelle beglaubigte Ablichtungen der Globalurkunden. Im Sinne der vorstehenden Bestimmungen ist "Depotbank" ein Bank- oder sonstiges Finanzinstitut (einschliesslich DTC und jedes anderen Clearing Systems, das DTC Teilnehmer ist) von allgemein anerkanntem Ansehen, das eine Genehmigung fur das Wertpapier-Depotgeschaft hat und bei dem der Anleiheglaubiger Schuldverschreibungen im Depot verwahren lasst.

(4) Sprache. Diese Anleihebedingungen sind in [englischer] [deutscher] Sprache abgefasst. Eine Ubersetzung in die [deutsche] [englische] Sprache ist beigefugt. Der [englische] [deutsche] Text ist verbindlich und massgeblich. Die Ubersetzung in die [deutsche] [englische] Sprache ist unverbindlich.

                          REGISTERSTELLE UND ZAHLSTELLE

                      Deutsche Bank Trust Company Americas
                   c/o Deutsche Bank Services New Jersey, Inc.
                          100 Plaza One MSJCY / 03-0603
                              Jersey City, NJ 07311

                                                      Subscription Agreement KfW


                                  Schedule 2.1

                         English Language Version of the
                         FORM OF THE GLOBAL CERTIFICATES
                                U.S.$ 500,000,000

ISIN ____________                                       Common Code ____________
CUSIP ____________
No. R-____________

                         KREDITANSTALT FUR WIEDERAUFBAU
                 Frankfurt am Main, Federal Republic of Germany

              U.S.$____________ ___% Global Notes due ____________


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                          GLOBAL REGISTERED CERTIFICATE
                       representing a principal amount of
                   five hundred million United States dollars
                               (U.S.$ 500,000,000)

of the ___% Global Notes due ____________ in the aggregate principal amount of ____________ United States dollars (U.S.$____________), issued by Kreditanstalt fur Wiederaufbau (the "Issuer").

This Global Certificate represents five hundred thousand notes in the principal amount of U.S.$ 1,000 each (the "Notes"). It has been issued by the Issuer as a registered global certificate to Cede & Co., as nominee of DTC, and been deposited in the DTC depositary and clearing system in order to permit delivery and transfer of Notes in book-entry form without physical delivery of definitive certificates within that system. DTC and its successor, if any, as depositary for this Global Certificate shall herein also be referred to as the "Depositary".

                                                      Subscription Agreement KfW




The Notes represented by this Global Certificate shall be evidenced by the records of the Depositary, which in turn shall be based on the register maintained by Deutsche Bank Trust Company Americas, a New York banking corporation (the "Register"), or any successor in such capacity appointed by the Issuer, acting as registrar (the "Registrar") on behalf of the Issuer. In the case of any inconsistency between the Register and the records of the Depositary, the Register prevails, except in the case of manifest error.

The Issuer hereby undertakes to pay to Cede & Co., on the maturity date of the Notes, the principal sum of the Notes represented hereby as of the Record Date relative to the year ____ and to pay interest on the principal sum represented hereby as of each Record Date, all in accordance with the Terms and Conditions of the Notes (the "Conditions") attached hereto. "Record Date" shall mean the date determined, in respect of each payment, in accordance with Section 5(2) of the Conditions. Interest shall be payable on the principal sum represented by this certificate as from ____________, 200_ (inclusive) until the end of the day preceding the day on which such principal sum becomes due for redemption. The first interest payment date will be ____________, 200_.

This Global Certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. Any transfer shall be effective only if registered upon the books maintained for that purpose by the Registrar.

The Conditions form part of this Global Certificate.

This Global Certificate is only valid if it has been provided with the manual authentication signature on behalf of the Registrar.

Frankfurt am Main, Federal Republic of Germany

____________, 200_


                                                  KREDITANSTALT FUR WIEDERAUFBAU

                                                  ------------------------------


--------------------------------
Authentication signature
for and on behalf of
Deutsche Bank Trust Company Americas,
as Registrar

                                                      Subscription Agreement KfW



                                  Schedule 2.2

                         German Language Version of the
                         FORM OF THE GLOBAL CERTIFICATES
                                U.S.$ 500.000.000

ISIN ____________                                       Common Code ____________
CUSIP ____________
No. R-____________

                         KREDITANSTALT FUR WIEDERAUFBAU
                  Frankfurt am Main, Bundesrepublik Deutschland

            U.S.$_______________% Globalanleihe fallig ____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                        NAMENS-SAMMELSCHULDVERSCHREIBUNG
                            uber einen Nennbetrag von
                   funfhundert Millionen United States Dollars
                               (U.S.$ 500.000.000)

der ___% Globalanleihe fallig ____________ im Gesamtnennbetrag von ____________ United States Dollars (U.S.$____________) der Kreditanstalt fur Wiederaufbau (die "Emittentin").

Diese Sammelschuldverschreibung verbrieft funfhunderttausend Teilschuldverschreibungen im Nennbetrag von je U.S.$ 1.000 (die "Schuldverschreibungen"). Sie ist von der Emittentin als Namens-Sammelschuldverschreibung an Cede & Co. als Beauftragte der DTC begeben und in das Verwahr- und Clearingsystem der DTC zur Verwahrung eingeliefert worden, um die Lieferung und Ubertragung von Schuldverschreibungen innerhalb dieses Systems im Buchungswege ohne Lieferung effektiver Stucke zu ermoglichen. DTC und deren etwaiger Nachfolger als Verwahrer dieser Sammelschuldverschreibung werden in dieser Urkunde auch als "Verwahrer" bezeichnet.

                                                      Subscription Agreement KfW



Die in dieser Sammelschuldverschreibung verbrieften Schuldverschreibungen ergeben sich aus den Unterlagen des Verwahrers, die ihrerseits beruhen auf dem Register der Deutsche Bank Trust Company Americas, einer Bankgesellschaft nach dem Recht des Staates New York (das "Register"), die als Registerstelle fur die Emittentin fungiert, oder eines etwa von der Emittentin bestellten Nachfolgers in dieser Funktion (die "Registerstelle"). Im Falle von Unstimmigkeiten zwischen dem Register und den Unterlagen des Verwahrers ist das Register, au(ss)er im Falle eines offenkundigen Irrtums, ma(ss)geblich.

Die Emittentin verpflichtet sich hiermit, nach Ma(ss)gabe der beigefugten Anleihebedingungen (die "Anleihebedingungen") an Cede & Co. am Tag der Falligkeit der Schuldverschreibungen den Kapitalbetrag der Schuldverschreibungen zu zahlen, die an dem auf das Jahr ____ bezogenen Stichtag in dieser Urkunde verbrieft sind, und auf den in dieser Urkunde am jeweiligen Stichtag verbrieften Kapitalbetrag Zinsen zu zahlen. Stichtag ist der fur jede Zahlung jeweils nach
Section 5(2) der Anleihebedingungen zu bestimmende Tag. Der mit dieser Urkunde verbriefte Kapitalbetrag wird vom ________ 200__ an (einschlie(ss)lich) bis zum Ablauf des Tages verzinst, der dem Tag vorangeht, an dem der Kapitalbetrag zur Ruckzahlung fallig wird. Der erste Zinszahlungstag ist der ________ 200__.

Diese Sammelurkunde kann nur insgesamt ubertragen werden, und zwar nur entweder von DTC auf einen Beauftragten der DTC, von einem Beauftragten der DTC auf DTC oder auf einen anderen Beauftragten der DTC oder von DTC oder einem solchen Beauftragten auf einen als Nachfolger der DTC fungierenden neuen Verwahrer oder einen Beauftragten eines solchen neuen Verwahrers. Die Ubertragung ist nur wirksam, wenn sie in den zu diesem Zweck von der Registerstelle gefuhrten Unterlagen vermerkt wird.

Die Anleihebedingungen sind Teil dieser Sammelschuldverschreibung.

Diese Sammelschuldverschreibung ist nur wirksam, wenn sie mit der im Namen der Registerstelle geleisteten handschriftlichen Kontrollunterschrift versehen ist.

Frankfurt am Main, Bundesrepublik Deutschland
________ 200__

                                                  KREDITANSTALT FUR WIEDERAUFBAU

                                                  ------------------------------



--------------------------------
Kontrollunterschrift
(geleistet im Namen von
Deutsche Bank Trust Company Americas
als Registerstelle)

                                                      Subscription Agreement KfW





                                   Schedule 3

                              MANAGERS' COMMITMENTS


-------------------------------------------------------------
MANAGER                                           COMMITMENTS
                                                      U.S.$
-------------------------------------------------------------
_____                                               _____
_____                                               _____
_____                                               _____
-------------------------------------------------------------
TOTAL                                               _____
-------------------------------------------------------------

                                                      Subscription Agreement KfW


                                   Schedule 4

               PROVISIONS APPLICABLE BY REASON OF THE DISTRIBUTION
                              IN THE UNITED STATES

Because it is expected that a portion of the Notes will be distributed in the United States of America, the Issuer and the Managers agree as follows:

1. Representations and Warranties. The Issuer represents and warrants to the Managers that:

(a) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Issuer, threatened by the Commission; and the Registration Statement and Prospectus comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Manager furnished to the Issuer by such Manager through the Lead Managers expressly for use therein; and

(b) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business or financial condition of the Issuer and its subsidiaries taken as a whole or, to the best knowledge of the Issuer, in the financial, political or economic condition of the Federal Republic of Germany, in each case from that set forth in the Registration Statement and the Prospectus.

2.       Agreements of the Issuer. The Issuer agrees as follows:

(a) if not filed as of the date hereof, to file the Prospectus Supplement with the Commission within the time periods specified by Rule 424 under the Securities Act;

(b) to deliver, at the expense of the Issuer, to the Lead Managers and to U.S. counsel for the Managers, a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits, and, during

                                                      Subscription Agreement KfW


         the period mentioned in paragraph (e) below, to each Manager as many copies of the Prospectus (including all amendments and supplements thereto) as the Lead Managers may reasonably request;

(c) before filing any amendment or supplement to the Registration Statement or the Prospectus applicable to the Notes, whether before or after the time the Registration Statement becomes effective, to furnish to the Lead Managers a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Lead Managers promptly and reasonably object;

(d) to advise the Lead Managers promptly, and to confirm such advice in writing (i) as to when any amendment to the Registration Statement applicable to the Notes shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus for any additional information, in each case applicable to the Notes, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

(e) if, during such period of time within six months after the first date of the public offering of the Notes, as in the opinion of U.S. counsel for the Managers, a prospectus is required by law to be delivered in connection with sales by any Manager or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to notify the Lead Managers and upon request of the Lead Managers to prepare and furnish, at their own expense, to the Managers and to the dealers (whose names and addresses the Lead Managers will furnish to the Issuer) to which Notes may have been sold by any Manager and to any other dealers, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law; and in case any Manager is required to deliver the Prospectus in connection with sales of any Notes at any time six months or more after the date of the Prospectus, upon request of the Lead Managers but at the expense of such Manager, to prepare and furnish to such Manager an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

                                                      Subscription Agreement KfW




(f) to make generally available to holders of the Notes and to the Lead Managers as soon as practicable an earnings statement or statements of the Issuer (in the English language) covering a period of at least twelve months beginning with the first fiscal year of the Issuer occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

(g) to endeavour to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Lead Managers shall reasonably request and to continue such qualification so long as reasonably necessary for the distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Managers) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Lead Managers may designate; provided that the Issuer shall not be required to register or qualify as a foreign corporation or a dealer in securities or to subject itself to taxation or to file a general consent to service of process in any jurisdiction.

3. Indemnification. The Issuer agrees to indemnify each Manager and its directors, officers and employees and each person, if any, who controls any Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliate of such Manager, from and against any and all losses, claims, damages and liabilities arising out of or in connection with the distribution of the Notes in the United States (including without limitation the legal fees and other expenses incurred in connection with any such suit, action or proceeding or claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any preliminary prospectus supplement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Issuer in writing by such Manager through the Lead Managers expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus supplement shall not inure to the benefit of any Manager (or to the benefit of any person controlling such Manager) from whom the person asserting any such losses, claims, damages or liabilities purchased Notes if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus supplement is eliminated or remedied in the Prospectus and, if required by law, a copy of the Prospectus shall not have been furnished to such person at or prior to the written confirmation of the sale of such Notes to such person.

Each Manager agrees, severally and not jointly, to indemnify the Issuer, its directors (or persons performing similar functions), officers and employees and other persons who sign the Registration Statement and each person, if any, who controls the Issuer within

                                                      Subscription Agreement KfW


the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Manager, but only with reference to information furnished to the Issuer by such Manager in writing through the Lead Managers expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

If any suit, action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted in the United States against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time after receiving such request to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Managers shall be designated in writing by _____________, on behalf of the Lead Managers, and any such separate firm for the Issuer or its directors or officers who sign the Registration Statement and such control persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding in which it has elected to participate effected without its written consent, but if such a suit is settled with such consent or if any proceeding in which the Indemnifying Person, after having received notice thereof, shall have elected not to participate is settled with or without such consent or if there be a final judgement for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall,

                                                      Subscription Agreement KfW





without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in this Section 3 is unavailable or insufficient to hold harmless an Indemnified Person, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of the losses, claims, damages or liabilities referred to above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Managers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Managers on the other in connection with the statements or omissions which resulted in losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Managers, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Person as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any action or claim which is the subject of this subsection. Notwithstanding the provisions of this subsection, no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Notes subscribed by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations in this subsection to contribute are several in proportion to their respective underwriting commitments and not joint.

The indemnity agreements contained in this Section 3 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

                                                      Subscription Agreement KfW



The indemnity provisions contained in this Section 3 and the representations and warranties of the Issuer contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager or any person controlling any Manager or by or on behalf of the Issuer, its officers or directors (or persons performing similar functions) or any person controlling the Issuer or signing the Registration Statement and (iii) acceptance of and payment for any of the Notes.

4. Sale in the United States. The Managers have agreed for the benefit of the Issuer in the invitation telex with respect to the offering of the Notes to comply with certain limits on the amount of Notes that may be sold in the United States (__% of the aggregate principal amount). Each Manager agrees to notify Simpson Thacher & Bartlett, as counsel to the Managers, of the U.S. Sales Amount applicable to it seven calendar days after the Closing Date. The Managers agree to cause Simpson Thacher & Bartlett to promptly thereafter report the aggregate U.S. Sales Amounts applicable to the Managers to Sullivan & Cromwell, as counsel for the Issuer. For purposes of the foregoing, the U.S. Sales Amount applicable to a Manager shall mean the total aggregate principal amount of Notes initially sold in the United States by such Manager as part of its initial allotment.

Nothing in this Schedule 4 shall constitute a submission by the Issuer or any Manager to the jurisdiction of any court of or in the United States.

5. Stabilisation

In connection with this offering of notes, _____ or its affiliates may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by _____ or its affiliates of a greater number of the Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

_____ may also impose a penalty bid. This occurs when a particular Manager repays to _____ a portion of the underwriting discount received by it because _____ or its affiliates have repurchased Notes sold by or for the account of such Manager in stabilizing or short covering transactions.

These activities by _____ or its affiliates may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by _____ or its affiliates at any time. These transactions may be effected in the over-the-counter market or otherwise.

                                                      Subscription Agreement KfW



6. Interpretation

Notwithstanding that this Schedule shall be governed by and construed in accordance with German law, any terms used in this Schedule reflecting terms used in U.S. federal securities laws shall be interpreted according to the meanings attributed to them in such laws.

                                                      Subscription Agreement KfW




                                   Schedule 5

                              SELLING RESTRICTIONS

(1) Each Manager acknowledges that no selling prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz) of September 9, 1998, as amended, has been and will be registered and published in the Federal Republic of Germany. Each Manager represents and agrees that it has not offered and sold and will not offer or sell any Notes in the Federal Republic of Germany otherwise than in accordance with the provisions of the Securities Sales Prospectus Act.

(2) Each Manager represents and agrees that: (a) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, whether as principal or agent, for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or the sale of such Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

As used herein, "United Kingdom" means the United Kingdom of Great Britain and Northern Ireland.

(3) Each Manager agrees that in connection with any distribution of the Notes in the United States such Manager will comply with and cause any of its affiliates which offers or sells Notes in the United States to comply with applicable United States law.

(4) Each Manager acknowledges and agrees that it will not offer or sell any Notes directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirement of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, "Japanese Person" means any person resident in Japan, including any corporation or other entity organised under the laws of Japan.

                                                      Subscription Agreement KfW



(5) Each Manager represents and agrees that it has not offered or sold, and has agreed not to offer or sell any Notes, directly or indirectly, in Canada in contravention of the securities laws of Canada or any province or territory thereof and represents that any offer of Notes in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each Manager also represents and agrees that it will send to any dealer who purchases from it any Notes a notice stating in substance that by purchasing such Notes, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Notes in Canada or any province or territory thereof or to, or for the benefit of, any resident of Canada in contravention of the securities laws of Canada or any province or territory thereof and that any offer of Notes in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any such Notes a notice to the foregoing effect.

(6) Each Manager acknowledges and agrees that (1) it has not offered or sold and will not offer or sell the Notes, by means of any document, to persons in Hong Kong other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong and (2) unless it is a person permitted to do so under the securities laws of Hong Kong, it has not issued or had in its possession for the purpose of issue and will not issue or have in its possession for the purpose of issue any advertisement, invitation or document relating to the Notes in Hong Kong other than with respect to Notes intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal or holding of securities whether as principal or agent.

(7) Each Manager acknowledges that (other than in the United States) no action has been or will be taken in any jurisdiction by the Managers or the Issuer that would permit a public offering of the Notes, or possession or distribution of any of the Disclosure Documents or any other offering material, in any jurisdiction where action for those purposes is required. Each Manager will comply with all applicable laws in each jurisdiction in which it purchases, offers, sells or delivers Notes or has in its possession or distributes any of the Disclosure Documents or any other offering material.

                                                      Subscription Agreement KfW


                                   Schedule 6

             DOCUMENTS TO BE FURNISHED PURSUANT TO Section 10(1)(e)


(1) A certificate issued by two duly authorised officers of the Issuer to the effect that:

         (a) the certified copy of the Law concerning the Kreditanstalt fur Wiederaufbau with a non-binding certified English translation, and

         (b) the certified copy of the Charter (Satzung) of the Issuer in the German language with a non-binding certified English translation provided by the Issuer are true, accurate and up-to-date;

(2) a certified copy of the resolution of the Board of Directors (Verwaltungsrat) authorizing the issue of notes up to a specified amount together with a certificate by officers of Kreditanstalt fur Wiederaufbau that this amount will not be exceeded as a result of the issue of the Notes;

(3) a certified excerpt of the list of persons authorized to sign on behalf of the Issuer as of the Closing Date;

(4) if signing on behalf of the Issuer is by an attorney-in-fact, the original copy of the power of attorney signed by two members of the Board of Management of the Issuer by which the person(s) named therein is (are) empowered by the Issuer to execute and deliver on its behalf the Subscription Agreement, the Supplementary Agency Agreement, the Global Certificates and all other documents relating to the issue, subscription and offering of the Notes; and

(5) a confirmation of the notice of effectiveness from the Commission for the Registration Statement file number _____.

Unless otherwise indicated above, all certified copies shall be certified by two duly authorised officers of the Issuer to be accurate, complete and up-to-date.